Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of Vida Global Inc. of our report dated March 24, 2026, relating to the financial statements of Vida Global Inc. as of and for the years ended December 31, 2025 and 2024.

We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Wipfli LLP

Radnor, Pennsylvania

April 16, 2026